UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Clearant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CLEARANT, INC.
1801 Avenue of the Stars, Suite 435
Los Angeles, California 90067
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2007
Dear Fellow Stockholders:
Our 2007 annual meeting of stockholders will be held at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California 90404, on Friday, August 3, 2007, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:
1.	Election of directors to hold office until our 2008 annual meeting of stockholders or until their successors are duly elected and qualified;
2.	Approval of a reverse stock split;

3.	Increasing the number of shares issuable under our 2005 Stock Award Plan; and

4.	Any other matters that properly come before the meeting.
Stockholders of record as of the close of business on July 2, 2007 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors

/s/ Jon Garfield

Jon Garfield
Chief Executive Officer
Los Angeles, California
July 10, 2007
Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

i

ii

2007 ANNUAL MEETING OF STOCKHOLDERS
OF
CLEARANT, INC.
PROXY STATEMENT
The enclosed proxy is solicited on behalf of Clearant, Inc., a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held on Friday, August 3, 2007, beginning at 10:00 a.m. local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California 90404.
The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to stockholders is July 13, 2007. You should review this information in conjunction with our 2006 Annual Report on Form 10-KSB, which accompanies this proxy statement.
ANNUAL MEETING OF STOCKHOLDERS OF CLEARANT, INC.
What is the purpose of the annual meeting?
At the annual meeting, stockholders will vote on the election of directors, a reverse stock split, increasing shares under the 2005 Stock Award Plan and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2006 and respond to questions from our stockholders.
Who is entitled to vote?
Only stockholders of record at the close of business on the record date, July 2, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed a proxy card for you to use.
If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of June 27, 2007, there were 134,642,196 shares of our common stock issued and outstanding, held by approximately 158 stockholders of record representing approximately 5,536 beneficial owners. Each share is entitled to one (1) vote. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter. An abstention will have the effect of a negative vote.
If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board of directors recommends a vote “FOR” the election of each of the nominated slate of directors. See “Election of Directors.” The board recommends a vote “FOR” approving the reverse stock split. See “Approval of Reverse Stock Split.” The board recommends a vote “FOR” approving the increase in shares of our common stock that has been reserved for issuance under our 2005 Stock Award Plan. See “Increasing Shares in 2005 Stock Award Plan.”
The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each item?
Proposals. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors and the approval of the other proposals. Broker non-votes will not be counted for purposes of the vote.
Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.
Who pays for the preparation of the proxy?
We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.
Our principal executive offices are located at 1801 Avenue of the Stars, Suite 435, Los Angeles, California 90067, and our telephone number is (310) 479-4570. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten (10) days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?
If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Clearant, Inc.	or	American Stock Transfer & Trust Company
1801 Avenue of the Stars		59 Maiden Lane
Suite 435		New York, New York 10038
Los Angeles, California 90067		Telephone: (212) 936-5100
Telephone: (310) 479-4570
We will provide to those persons that make a request in writing (Attn: Investor Relations) free of charge our Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our annual report and other reports and any amendments thereto are also available free of charge on the SEC website at www.sec.gov by searching the EDGAR database for our filings.
Annual Report and Other Matters
Our 2006 Annual Report on Form 10-KSB, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Audit Committee Report” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our stock and how much stock do our directors and executive officers own?
The following table sets forth the securities ownership of our directors, named executive officers, and any person or group who is known to us to be the beneficial owner of more than five percent (5%) of our common stock as of June 27, 2007 below:

	Amount and nature of
Name and address of beneficial owner [1]	beneficial ownership [1]	Percent of class

Terren S. Peizer [2]	16,615,441	12.3%
Rowland W. Day II [3]	8,871,828	6.6%
Jon M. Garfield [4]	2,591,666	1.9%
Michael Elek [5]	0	0%
All directors and officers as a group (3 persons)	11,463,494	8.5%

[1]
Applicable percentage ownership is based on 134,642,196 shares of common stock outstanding at June 27, 2007. The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the SEC, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right. All addresses are c/o Clearant, Inc., 1801 Avenue of the Stars, Suite 435, Los Angeles, California 90067, unless otherwise noted.

[2]
Includes 524,000 options, 3,886,869 shares by Bowmore, LLC, 204,572 shares by Porfidio, LLC, and 12,000,000 shares to be delivered to Advanced Technology Holdings, LLC pursuant to a share exchange agreement. Excludes 250,000 shares by Reserva Capital, LLC previously pledged as security for a loan as to which interest payments have not been made. Mr. Peizer’s business address is 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025.

[3]
Includes 8,720,000 shares of common stock issued with the private placement on April 3, 2007 to Rowland W. Day II, as trustee of the Day Family Trust (8,000,000 shares) and the Rowland W. Day II Rollover IRA (720,000 shares), with Rowland W. Day in his individual capacity as the beneficial owner of all 8,720,000 shares, as well as 151,828 shares previously owned directly by Mr. Day, 3 Imperial Promenade, Suite 960, Santa Ana, CA 92707.

[4]
Includes 2,000,000 shares of common stock issued in connection with the private placement on April 3, 2007, and outstanding options issued, vested and exercisable within 60 days of June 27, 2007 to purchase an aggregate 591,666 shares of common stock.

[5]	Excludes 6,000,000 shares beneficially owned by a family member of Mr. Elek. Mr. Elek disclaims any controlling or beneficial interest in such shares.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our bylaws provide that the number of members on the board of directors shall be determined from time to time by resolution of the board and shall be no less than five (5) and no more than nine (9). At present, our board of directors consists of three (3) members. The board proposes that the three (3) nominees described below be elected by the holders of our common stock for a one-year term expiring at the 2008 annual meeting of stockholders or until their successors are duly elected and qualified. We are in the process of identifying and recruiting additional board members; however, only the three (3) individuals below are up for election at this time.
Nominees Standing for Election
The board of directors has nominated each of Jon Garfield, Rowland W. Day II and Michael Elek to be elected as a director at the annual meeting. All of the nominees are currently serving as our directors and their terms expire at the annual meeting. The board has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board of directors.
DIRECTORS AND NOMINEES
Our current directors and director nominees, and their ages as of June 27, 2007, are as follows:

			Director
Name	Age	Position	Since

Jon Garfield	43	Director	2007
Rowland W. Day II	51	Director	2007
Michael Elek	45	Director	2007
Jon Garfield, age 43, was appointed as the Company’s Chief Executive Officer, effective January 25, 2007. Mr. Garfield is also the Chief Financial Officer and Secretary of the Company. From 2001 until August 2005, Mr. Garfield served as an independent financial consultant, including Securities and Exchange Commission reporting obligations and Sarbanes-Oxley compliance. From 1998 until January 2001, he served as Chief Financial Officer of a telecom service provider and a software developer. From 1996 to 1998, he served as Vice President of Acquisitions for formally New York Stock Exchange listed ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc. Maxxim was a formally New York Stock Exchange listed manufacturer and distributor of medical products. From 1986 to 1991 Mr. Garfield practiced public accounting with Arthur Andersen and PricewaterhouseCoopers. Mr. Garfield received a Bachelor of Business Administration in Accounting from the University of Texas, Austin.
Rowland W. Day II, age 51, was appointed to the Company’s board of directors on April 5, 2007. Mr. Day has been a corporate lawyer, representing public and private companies for over twenty years. From 2006 to present, Mr. Day has been a sole practitioner. From 2003 to 2006, Mr. Day was a partner of Day and Campbell, LLP. Prior to that time, he was of counsel to Tressler, Soderstrom, Maloney and Priess. Mr. Day serves as a member of the boards of directors of Restaurants on the Run and RE3W Worldwide. He is a member of the State Bar of California. He received a bachelor’s degree from California State University, Fullerton, and a J.D. from Whittier Law School.

Michael Elek, age 45, was appointed to our board of directors on April 5, 2007. Mr. Elek is a private investor in varied interests such as European real estate and private equity. Mr. Elek received an undergraduate degree from McGill University of Montreal, and an MBA with honors from St. John’s University.
Recommendation of the Board
The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.
How are directors compensated?
Compensation. Currently, for 2007, the chairman of the board will receive $7,500 per month; however, compensation for non-employee members has not yet been set. Directors who are also employed by us will not receive any fee or compensation for their services as directors. Members of the board of directors are entitled to reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.
Options. For 2007, non-employee directors may be eligible to receive options under our 2005 Stock Award Plan; however, this has yet to be determined.
How often did the board meet during 2006?
During the fiscal year 2006, there were 7 formal meetings of the board of directors and 2 actions by unanimous written consent. In addition, there were 5 formal meetings of the audit committee, 0 formal meetings of the compensation committee and 0 formal meetings of the corporate governance and nominating committee. No directors attended, in person or via telephone, less than 75% of the meetings of the board of directors and applicable committees.
Which directors are independent?
After review of all of the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accountants, our board of directors has determined that Mr. Elek and Mr. Day are independent as defined by applicable rules and listing standards. There are no family relationships among any of our directors, executive officers or key employees.
Rowland W. Day II, a member of the board of directors of the Company, in his capacity as a corporate attorney, rendered legal services to the Company and its investors during 2007. As of April 26, 2007, the legal fees for which the Company is responsible for total $66,375. An arrangement for payment has been made.

What committees has the board established?
The board of directors has established an audit committee, compensation committee, and corporate governance and nominating committee. The board has adopted a written committee charter for each of the committees, describing the authority and responsibilities delegated to each committee by the board of directors.
Audit Committee
Our audit committee charter provides for an audit committee consisting of at least three financially literate directors all of whom are independent and at least one of whom meets the requirements of an audit committee financial expert. During the fiscal year 2006, the committee consisted of Mr. Wehrle (Chairman), Mr. Ngan and Dr. de Kergrohen. All were independent as defined by the applicable rules, and met the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended, and qualified as an audit committee financial expert as defined by Item 407(d) of Regulation S-B. Due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating audit committee. We are in the process of identifying and recruiting additional board and committee members. Pursuant to SEC Release No. 33-8220, the entire board of directors, except for Mr. Garfield, who is also the CEO, will operate as the audit committee until such additional committee members are identified and recruited. Rowland W. Day meets the requirements of an audit committee financial expert.
The duties and responsibilities of the audit committee include (i) the appointment of our independent registered public accounting firm and any termination of engagement, (ii) overseeing and reviewing audits, (iii) reviewing our significant accounting policies and internal controls, and (iv) having general responsibility for all related auditing matters. Our audit committee charter was attached to our proxy statement filed on Form DEF 14A for our annual meeting of stockholders held on June 30, 2005, filed with the SEC on April 4, 2005.
Compensation Committee
Our compensation committee charter provides for a compensation committee consisting of at least two independent directors. During the fiscal year 2006, the committee consisted of Mr. Ngan (Chairman), Mr. Wehrle and Dr. Sigal. All were “independent directors” as defined in the listing standards for the NASDAQ Stock Market. Due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating compensation committee. We are in the process of identifying and recruiting additional board and committee members. In the meantime, all non-employee directors will participate in the consideration of executive officer and director compensation.
The compensation committee is responsible for recommending and administering policies governing the annual compensation of our executive officers. The compensation committee periodically reviews the performance and compensation levels for executive officers and recommends to the independent members of the board adjustments as warranted by competitive conditions or other circumstances.

The duties and responsibilities of the compensation committee include (i) reviewing and recommending to the board of directors for approval the compensation of our executive officers, and (ii) overseeing our incentive compensation plans. Our compensation committee charter was attached to our proxy statement filed on Form DEF 14A for our annual meeting of stockholders held on June 30, 2005, filed with the SEC on April 4, 2005.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee charter provides for a corporate governance and nominating committee consisting of at least two independent directors. During the fiscal year 2006, the committee consisted of Dr. Sigal (Chairman) and Mr. Wehrle. Dr. Sigal and Mr. Wehrle were both “independent directors” as defined in the listing standards for the NASDAQ Stock Market. Due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating corporate governance and nominating committee. We are in the process of identifying and recruiting additional board and committee members.
The duties and responsibilities of the corporate governance and nominating committee include (i) overseeing corporate governance matters, and (ii) nominating new members to serve on the board of directors. The corporate governance and nominating committee charter was included as Appendix C to our definitive proxy statement for our annual meeting held on June 30, 2005, filed with the SEC on April 4, 2005.
The corporate governance and nominating committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act and other applicable rules and regulations. Recommendation materials are required to be sent to the corporate governance and nominating committee at our address listed in this proxy statement. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The corporate governance and nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board of directors.
The corporate governance and nominating committee considers and evaluates director candidates that are suggested by members of the board of directors, as well as management and stockholders. Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others as schedules permit, meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with regard to particular recommended candidates. The corporate governance and nominating committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

The nominees for directors included on the enclosed proxy card were recommended unanimously by the board of directors.
Annual Meeting Attendance
We have adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings. Two of the members of the board of directors attended, in person or via telephone, our annual meeting of stockholders in 2006.
Do we have a Code of Ethics?
We have adopted a Code of Ethics for Financial Executives that applies to our chief executive officer, chief financial officer, and accounting and financial managers.
How can stockholders communicate with our board of directors?
Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors at our address listed in this proxy statement. All letters must identify the author as a stockholder. Our corporate secretary will record such communications, make copies and circulate them to the appropriate director or directors.
Vote Required for Election of Directors and Board of Director’s Recommendation
The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of a director. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO: APPROVAL OF REVERSE STOCK SPLIT
Reverse Stock Split
As of June 27, 2007, there were 134,642,196 shares of our common stock and no shares of our preferred stock outstanding.
The board of directors recommends the approval of the Company’s Certificate of Incorporation effectuating a reverse stock split of the Company's outstanding common stock at a ratio of fourteen shares for every one share of common stock outstanding. If the stockholders approve this proposal, the board of directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to effect the reverse stock split by filing an amendment to the Company's Certificate of Incorporation. This reverse stock split would take effect no sooner than August 6, 2007 for stockholders of record of the Company as of the close of business on the effective date of the reverse stock split. Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split and is not entitled to appraisal of or payment for their shares of our stock.
Purpose
The board of directors proposes to amend the Company’s Certificate of Incorporation to effect the reverse stock split in order to reduce the number of outstanding shares of our common stock to a level more consistent with other public companies with a similar anticipated market capitalization. The board of directors anticipates that the Company will also issue additional authorized but unissued shares to raise capital to fund the Company’s operations, but there is no agreement or understanding with any person regarding any such issuance.
The board of directors believes that the reverse stock split is in the best interest of the Company and the stockholders, but can give no assurances, however, that the reverse stock split would have the desired benefits.
Effect on Authorized and Outstanding Shares
Currently, we have 200,000,000 million shares authorized. The reverse stock split, if effectuated, would reduce the number of issued and outstanding shares of common stock, but would not change the number of authorized shares, the par value or the voting rights of the common stock and, except for the impact of fractional shares, each stockholder’s proportionate ownership in the Company would be the same immediately before and after the reverse stock split. Immediately following the effectiveness of the fourteen-to-one reverse stock split, there will be approximately 9,617,300 shares of our common stock issued and outstanding and 190,382,700 shares authorized, but unissued.
With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common stock prior and subsequent to the reverse stock split will remain the same. The board of directors does not anticipate that the financial condition, the percentage of the stock owned by management, the number of stockholders, or any aspect of the current business would materially change as a result of the reverse stock split.
The reverse stock split would affect all of the stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the stockholders owning a fractional share. The common stock issued and outstanding after the reverse stock split would remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result the Company is subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.
Effect on Market Price
The reverse stock split may cause an increase in the market price of our common stock, but it cannot be predicted what the actual effect of the reverse stock split would have on the market price. If the market price of our common stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Furthermore, the reverse stock split may not lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.
Accounting Matters
The reverse stock split would not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated par value capital on our balance sheet attributable to our common stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock would be increased because there would be fewer shares of our common stock outstanding.
The Company presents earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”
Exchange of Certificate and Elimination of Fractional Share Interests
On the date of the reverse stock split, each lot of a given number of shares of our common stock would automatically be changed into one share of common stock. No additional action on the part of any stockholder would be required in order to effect the reverse stock split. Stockholders would not be required to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock; please do not send the Company your stock certificates.
In the reverse stock split, no certificate representing any fractional share interest in the post-split shares would be issued. Instead, all fractional shares would be rounded up, so that a holder of pre-split shares would receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment would be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process would increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse stock split.

Federal Income Tax Consequences
The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.
We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the reverse stock split would have the federal income tax effects described below:
The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.
As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if the Company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.
The Company should not recognize gain or loss as a result of the reverse stock split.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of the Company. Our board of directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

Vote Required for Approval of Reverse Stock Split and Board of Director’s Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT.

PROPOSAL THREE: INCREASING SHARES UNDER THE
2005 STOCK AWARD PLAN
2005 Stock Award Plan
Our 2005 Stock Award Plan (the “Plan”) was adopted by our board of directors and approved by our stockholders at the 2005 annual meeting. A copy of the Plan is attached to our proxy statement filed on Form DEF 14A for our annual meeting of stockholders held on June 30, 2005, filed with the SEC on April 4, 2005.
The purpose of the Plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with stockholders’ interests. An equity compensation plan aligns employees’ interests with those of our stockholders, because an increase in stock price after the date of award results in increased value, thus rewarding employees for improved stock price performance. Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code, may be non-qualified stock options governed by Section 83 of the Tax Code, restricted stock units, or other forms of equity compensation. Subject to earlier termination by our board of directors, the Plan will remain in effect until all awards have been satisfied or terminated under the terms of the Plan. A copy of the Plan was provided in our 2005 Proxy Statement, filed with the Securities and Exchange Commission on April 4, 2005. If you would like an additional copy of the Plan, we will provide one, without charge, on your written request to us at Clearant, Inc., 1801 Avenue of the Stars, Suite 435, Los Angeles, California 90067, Attn: Investor Relations.
An aggregate of 5,081,412 shares of our common stock has been reserved for issuance upon exercise of these options. As set forth in more detail below, we propose increasing this amount by 6,000,000 shares by amending Section 4(a) of the Plan, which sets forth the number of shares subject to awards. The amount of shares of common stock reserved for issuance under the Plan will be unaffected by the reverse stock split (see Proposal Two). Stockholders do not have dissenters’ rights with respect to this proposal under Delaware law or the Company bylaws.
Amendment to Increase Shares
Subject to approval by our stockholders, our board has approved a 6,000,000 share increase, post reverse stock split, in the maximum number of shares of our common stock issuable under the Plan. We are requesting that the stockholders vote in favor of increasing the number of shares available under the Plan.
We believe that a broad-based incentive compensation plan is a valuable employee incentive and retention tool that benefits all of our stockholders, and that the Plan is necessary in order to provide appropriate incentives for achievement of Company performance objectives and to continue to attract and retain the most qualified employees, directors and consultants in light of our ongoing growth and expansion. Without sufficient equity incentives available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent important to the future success of the Company. These cash replacement alternatives would then reduce the cash available for operations.

While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under the Plan may lead to an increase in our stock overhang and potential dilution. We believe that the Plan is integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent important to attaining long-term improved Company performance and stockholder returns. For this reason, the board believes that a 6,000,000 increase in shares of our common stock, post reverse stock split, that has been reserved for issuance under the Plan will further our abilities and goals.
Vote Required for Increasing Shares under the 2005 Stock Award Plan and Board of Director’s Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO INCREASE THE SHARES UNDER THE 2005 STOCK AWARD PLAN.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We believe our long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program’s primary objective is to align executives’ efforts with the long term interests of stockholders by enhancing our reputation, financial success and capabilities.
General Executive Compensation Philosophy
We compensate our executives, including the named executive officers who are identified in the Summary Compensation Table, through a combination of base salary, annual cash bonus incentives, long term equity incentive compensation, and related benefits as described below. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders.
The compensation committee of the board of directors reviews and determines or recommends to the board of directors for determination the compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. As stated above, due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating compensation committee. We are in the process of identifying and recruiting additional board and committee members.
EXECUTIVE COMPENSATION
The following table sets forth the total compensation received by the named executive officer during the fiscal years ended December 31, 2006 and 2005:

SUMMARY COMPENSATION TABLE
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
position	Year	($)	($)[1]	($)	($)[2]	($)	Earnings ($)	($)	Total ($)
Alain Delongchamp,	2006	$350,000	$—	$—	$0	$—	$—	$—	$350,000
Chief Executive Officer[3]	2005	$331,244	$60,000	$—	$0	$—	$—	$—	$391,244
Jon Garfield,	2006	$240,000	$—	$—	$0	$—	$—	$—	$240,000
Chief Financial Officer[4]	2005	$90,000	$25,000	$—	$0	$—	$—	$—	$115,000

[1]	Bonuses are based on performance.

[2]	All options were granted under the 2005 Stock Award Plan. The intrinsic value of the options granted to Mr. Delongchamp and Mr. Garfield in 2006 and 2005 is $0.

[3]
Mr. Delongchamp was appointed as the Chief Executive Officer and Director in February 2005 and resigned in January 2007. Mr. Delongchamp was granted 900,000 and 150,000 stock options for the years ended December 31, 2006 and 2005, respectively, for his role as Chief Executive Officer. In connection with his services as a Director, Mr. Delongchamp received $0.

[4]
Mr. Garfield joined the Company as the Chief Financial Officer in August 2005 and was appointed as Chief Executive Officer in January 2007. Mr. Garfield was granted 550,000 and 200,000 stock options for the years ended December 31, 2006 and 2005, respectively, for his role as Chief Financial Officer. Upon appointment as Chief Executive Officer, Mr. Garfield’s employment agreement was extended for 3 years. Under the terms on the agreement his salary was increased to $280,000 to be effective upon the Company raising capital, no adjustment to his salary has been made to date as of June 29, 2007. In addition, in April 2007 Mr. Garfield was granted 400,000 stock options which vested immediately upon grant.

Outstanding Equity Awards At Fiscal Year-End
The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
STOCK AWARDS
Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
OPTION AWARDS							Value	Awards:	Market or
			Equity				of	Number	Payout
			Incentive			Number	Shares	of	Value of
			Plan			of	or	Unearned	Unearned
			Awards:			Shares	Units	Shares,	Shares,
	Number of	Number of	Number of			or Units	of	Units or	Units or
	Securities	Securities	Securities			of Stock	Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable[1]	Unexercisable[2]	(#)	($)	Date	(#)	($)	(#)	(#)
Alain Delongchamp[3]	437,500	1,012,500	—	76,000 @ $0.60; 324,000 @ $2.80; 150,000 @ $4.12; 150,000 @ $1.64; 25,000 @ $1.12; 725,000 @ $0.91	76,000 @ 7/22/12; 324,000 @ 2/1/14; 150,000 @ 7/1/15; 150,000 @ 1/27/16; 25,000 @ 4/14/16; 725,000 @ 5/1/16	—	—	—	—
Jon Garfield	50,000	700,000	—	200,000 @ $3.86; 25,000 @ $1.64; 25,000 @ $1.12; 500,000 @ $0.91	200,000 @ 8/30/15; 25,000 @ 1/27/16; 25,000 @ 4/14/16; 500,000 @ 5/1/16	—	—	—	—

[1]	Represents shares that are vested and/or immediately exercisable. All option shares were granted under either the 2000 or 2005 Stock Award Plan.

[2]	Represents shares that are unvested and not immediately exercisable.

[3]
Mr. Delongchamp was appointed as the Chief Executive Officer and Director in February 2005 and resigned in January 2007. As of May 11, 2007 Mr. Delongchamp has not exercised any of his options and all of his options have expired.

Compensation Of Directors
The following table reflects the compensation of directors for our fiscal year ended December 31, 2006:

2006 DIRECTOR COMPENSATION
	Fees			Non-Equity
	Earned			Incentive	Non-Qualified	All
	or Paid	Stock	Option	Plan	Deferred	Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($)	($)	($)	Earnings ($)	($)	Total ($)
John S. Wehrle[1]	$46,000	$—	$—	$—	$—	$—	$46,000
Nolan H. Sigal[1]	$18,000	$—	$—	$—	$—	$—	$18,000
Herve de Kergrohen[1]	$20,000	$—	$—	$—	$—	$—	$20,000

2006 DIRECTOR COMPENSATION
	Fees			Non-Equity
	Earned			Incentive	Non-Qualified	All
	or Paid	Stock	Option	Plan	Deferred	Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($)	($)	($)	Earnings ($)	($)	Total ($)
Alexander Man-Kit Ngan[2]	$12,000	$—	$—	$—	$—	$—	$12,000
Richard A. Anderson[3]	$2,000	$—	$—	$—	$—	$—	$2,000
Rowland W. Day II4	$—	$—	$—	$—	$—	$66,375	$66,375
Michael Elek[4]	$—	$—	$—	$—	$—	$—	$—
Gaddo Cardini[5]	$—	$—	$—	$—	$—	$—	$—

[1]	Resigned as a member of the board of directors of the Company effective April 26, 2007.

[2]	Resigned as a member of the board of directors of the Company effective January 16, 2007. As of May 11, 2007, Mr. Ngan has not exercised any of his options and all of his options have expired.

[3]	Resigned as a member of the board of directors of the Company effective March 6, 2006.

[4]	Appointed as a member of the board of directors of the Company effective April 5, 2007.

[5]	Appointed as a member of the board of directors of the Company effective April 5, 2007 and resigned on May 21, 2007.
Compensation Policy
Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly qualified executive officers. The key components of the compensation program include:
•	base salary;
•	annual incentive bonus awards; and
•	stock options or other awards under the 2005 Stock Award Plan.
In arriving at specific levels of compensation for executive officers, the compensation committee relies on:
•	the recommendations of management;
•	benchmarks provided by generally available compensation surveys;
•
the experience of compensation committee members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business; and

•	the advice and counsel of experts and advisors with broad experience in the field of executive compensation.

The compensation committee will seek to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical insurance.
Components of Executive Compensation
Base salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers will be based on the executive’s duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.
Bonus. Executive officers will be eligible to receive cash bonuses based on the degree of our achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives.
Stock options. Equity participation will be a key component of our executive compensation program. Under the 2005 Stock Award Plan, we will be permitted to grant stock options to officers, directors, employees and consultants. Stock options will be granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable us to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock.
Chief Executive Officer Compensation
The compensation committee annually reviews and recommends to the board of directors the compensation of Jon Garfield, Chief Executive Officer. The compensation committee believes that in the highly competitive healthcare industry in which we operate, it is important that Mr. Garfield receive compensation consistent with compensation received by chief executive officers of similarly situated competitors.
Internal Revenue Code Limits on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 2005 Stock Award Plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.

We are not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2006 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount.
MANAGEMENT
Executive Officers
Our executive officers are elected by the board of directors and serve at the discretion of the board of directors. The following sets forth certain information with respect to our executive officers:

Name	Age	Position
Jon M. Garfield	43	Chief Executive Officer, Chief Financial Officer and Secretary
Jon M. Garfield is also up for re-election as a member of the board of directors of the Company.
EMPLOYMENT AGREEMENTS
Chief Executive Officer and Chief Financial Officer
Mr. Garfield joined the Company as the Chief Financial Officer in August 2005 and was appointed as Chief Executive Officer in January 2007. Mr. Garfield was granted 550,000 and 200,000 stock options for the years ended December 31, 2006 and 2005, respectively, for his role as Chief Financial Officer. Upon appointment as Chief Executive Officer, Mr. Garfield’s employment agreement was extended for three (3) years. Under the terms of the agreement his salary was increased to $280,000 to be effective upon the Company raising capital, no adjustment to his salary has been made to date. In addition, in April 2007 Mr. Garfield was granted 400,000 stock options which vested immediately upon grant.
Mr. Garfield is eligible to receive annual bonuses targeted at 100% of his base salary based on achieving certain milestones. His base salary may also be increased annually. He receives executive benefits including group medical and dental insurance, $360,000 of term life insurance, accidental death and long-term disability insurance, and sports club membership. He was granted options to purchase 200,000 shares of our common stock at an exercise price of $3.86 per share vesting 25% each year over four years from August 15, 2005. In addition, Mr. Garfield was granted options to purchase 500,000 at an exercise price of $0.91 per share vesting 25% each year over four years from May 1, 2006. If Mr. Garfield’s term of employment is not extended at least two years all of his unvested options would vest immediately. In the event that Mr. Garfield is terminated without good cause prior to the end of the term, he will receive a portion of his compensation and continued medical benefits. In addition, his unvested options would vest immediately.

Confidentiality Agreements
Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary or confidential information.
Limitation on Liability and Indemnification Matters
Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. These persons are required to also furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied within the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLANS
The following table sets forth information with respect to compensation plans as of December 31, 2006:

Equity Compensation Plan Information
			Number of securities
			remaining available
			for future issuance
	Number of securities		under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of outstanding	exercise price of	(excluding securities
	options, warrants and	outstanding options,	reflected in column
	rights	warrants and rights	(a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,511,958	$3.35	2,488,652

Equity compensation plans not approved by security holders	0	$0.00	0

Total	9,511,958	$3.35	2,488,652

AUDIT COMMITTEE
The audit committee has the sole authority to select, evaluate and if appropriate replace our independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for us including their fees and other terms. All members of the committee meet the requirements of the Securities and Exchange Commission and the audit committee charter. As stated above, due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating audit committee. We are in the process of identifying and recruiting additional board and committee members. Pursuant to SEC Release No. 33-8220, the entire board of directors, except for Mr. Garfield, who is also the CEO, will operate as the audit committee until such additional committee members are identified and recruited.
Management is responsible for the preparation, presentation and integrity of our financial statements, establishing, maintaining and evaluating the effectiveness of internal and disclosure controls and procedures; and evaluating any change in internal control over financial reporting that materially affect, or is reasonably likely to materially affect, internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee these processes. Members of the audit committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.
In fulfilling its responsibilities, the audit committee will meet with management and the independent registered public accounting firm, including sessions at which management is not present, and review and discuss the unaudited financial statements contained in our quarterly reports on Form 10-QSB, and the audited financial statements contained in our annual reports on Form 10-KSB, prior to their filing with the Securities and Exchange Commission. The audit committee will discuss the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm’s overall evaluations of the quality, not just the acceptability, of our accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. The audit committee will also receive the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with the independent registered public accounting firm its independence.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of Singer Lewak Greenbaum & Goldstein LLP has been appointed by the board of directors to serve as our independent registered public accounting firm for the 2007 fiscal year unless the audit committee deems it advisable to make a substitution. Singer Lewak Greenbaum & Goldstein LLP was also our independent registered public accounting firm for the 2006 fiscal year. We anticipate that representatives of the firm will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
2006 ANNUAL REPORT ON FORM 10-KSB
We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of July 2, 2007. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at Clearant, Inc., 1801 Avenue of the Stars, Suite 435, Los Angeles, California 90067, Attn: Investor Relations.

REPORT OF THE AUDIT COMMITTEE
The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The audit committee oversees the quality of our financial statements and our financial reporting on behalf of the board of directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm, is responsible for expressing opinions on our annual financial statements as of the end of the fiscal year. It is not the duty or responsibility of the audit committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the audit committee relies on the integrity of those persons and organizations within and outside the Company from whom it receives information and the accuracy of the financial and other information provided to the audit committee.
The members of the audit committee during fiscal year 2006 were Messrs. John Wehrle, Herve de Kergrohen and Alexander Man-Kit Ngan. At all times during fiscal year 2006 the audit committee has consisted of three directors each of whom, in the judgment of the board, is an “independent director” as defined in the listing standards for the NASDAQ Stock Market. The board has determined that Mr. Wehrle is the audit committee financial expert as such term is defined in the rules of the Securities and Exchange Commission. Due to the recent resignations from, and appointments to the board of directors, we do not currently have an operating audit committee and pursuant to SEC Release No. 33-8220, the entire board of directors, except for Mr. Garfield, who is also the CEO, will operate as the audit committee until such additional committee members are identified and recruited.
The audit committee has discussed and reviewed with the independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, Securities and Exchange Commission rules and other professional standards. The audit committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence.
The audit committee discussed with our independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their audit of our financial statements as of the end of the fiscal year, our internal audits and the overall quality of our financial reporting. Additionally, the audit committee has discussed and reviewed with management the audited financial statements and management’s report on internal control over financial reporting as of the end of the fiscal year.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
The aggregate fees billed for professional services rendered for the audit of our annual financial statements as of the end of the fiscal year by Singer Lewak Greenbaum & Goldstein LLP for fiscal year 2006 and for their review of the interim financial statements included in our Forms 10-Q for fiscal year 2006, including accounting consultations on matters addressed during the annual audit and interim reviews, were $169,669.00.
AUDIT COMMITTEE
Rowland W. Day II
Michael Elek
The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

OTHER BUSINESS
We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
Stockholders interested in presenting a proposal for consideration at our 2008 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our corporate secretary no earlier than April 6, 2008 and no later than June 20, 2008. If the date of the 2008 annual meeting is changed by more than thirty (30) days, then any proposal must be received not later than ten (10) days after the new date is disclosed in order to be included in our proxy materials.
/s/ Jon Garfield
Jon Garfield
Chief Executive Officer
Los Angeles, California
July 10, 2007

CLEARANT, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Clearant, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated July 10, 2007, and hereby appoints Jon Garfield and Rowland W. Day II, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Friday, August 3, 2007, at 10:00 a.m., local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California 90404, and at any adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
(Continued and to be signed and dated on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
CLEARANT, INC.
AUGUST 3, 2007
Please Sign, Date and Mail the Proxy Card in the Envelope Provided as Soon As Possible. Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, APPROVAL OF REVERSE STOCK SPLIT AND INCREASE IN SHARES UNDER THE 2005 STOCK AWARD PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☑ Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS:

FOR all nominees ☐	WITHHOLD AUTHORITY ☐	*FOR ALL EXCEPT ☐
Nominees:    ¡ Jon Garfield    ¡ Rowland W. Day II     ¡ Michael Elek
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.
2.	APPROVAL OF REVERSE STOCK SPLIT:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	INCREASING SHARES UNDER THE 2005 STOCK AWARD PLAN:

☐ FOR	☐ AGAINST	☐ ABSTAIN
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; and as said proxies deem advisable on such other matters as may come before the meeting.
To change the address on your account, please check this box at right                     ☐

and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method
Signature of Stockholder:
Date:
Note: Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.